Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2020

Second Quarter 2020 Highlights:

•	Net income was $107.8 million. Net cash provided by operating activities was $177.4 million.
•	Net income attributable to Hess Midstream LP was $5.3 million, or $0.29 per Class A share, after deduction for noncontrolling interests.
•	Adjusted EBITDA[1] was $172.8 million, DCF[1] was $150.0 million and free cash flow[1] was $94.0 million.
•	Increased quarterly cash distribution to $0.4363 per Class A share, an increase of 1.2% compared with the first quarter of 2020 and a 1.2x coverage ratio relative to distributions.
•	Throughput volumes increased across all segments, including 21% for gas processing and 17% for crude oil terminaling compared with the prior-year quarter driven by higher Hess Corporation production.

Guidance:

•

Following the deferral of the Tioga Gas Plant turnaround and strong second quarter 2020 results, Hess Midstream LP is raising its full year 2020 guidance to net income of $425 - $445 million and Adjusted EBITDA of $690 - $710 million, representing approximately 25% growth at the midpoint compared to full year 2019 results.

•	Hess Midstream LP is reaffirming its previously announced guidance of 25% growth in Adjusted EBITDA in 2021 compared to full year 2020.
•

Hess Midstream LP is reaffirming its previously announced expectation for annual free cash flow in both 2021 and 2022 of approximately $750 million, with approximately 95% minimum volume commitment revenue protection, fully funding interest and growing distributions, without incremental debt or equity.

•	Hess Midstream LP is reaffirming its 5% annual distribution per share growth rate target through 2022 with expected distribution coverage of approximately 1.2x in 2020 and 1.4x in 2021 and 2022.

HOUSTON, July 29, 2020—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported second quarter 2020 net income of $107.8 million compared with net income of $74.4 million for the second quarter of 2019, as recast for the 2019 acquisition of Hess Infrastructure Partners LP (“HIP”) by Hess Midstream Operations LP (formerly known as Hess Midstream Partners LP) (the “Partnership”), Hess Midstream’s controlled subsidiary. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $5.3 million, or $0.29 per Class A share. Hess Midstream generated Adjusted EBITDA of $172.8 million. DCF for the second quarter of 2020 was $150.0 million and free cash flow was $94.0 million.

[1]	Adjusted EBITDA, DCF and free cash flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Commenting on the second quarter 2020 results, John Gatling, President and Chief Operating Officer of Hess Midstream said, “Second quarter results reflect strong Bakken performance by Hess Corporation, which drove our throughputs above expectations, and contributed to Hess Midstream exceeding second quarter guidance.  We continue to deliver solid financial results supported by our contract with Hess, which drives our increased 2020 guidance, and positions us well to deliver on the 25% Adjusted EBITDA growth and free cash flow we are projecting for 2021.”

Hess Midstream’s results contained in this release include the historical results of HIP for all periods prior to the closing of the Partnership’s acquisition of HIP, incentive distribution rights simplification and conversion from a master limited partnership into an “Up-C” structure on December 16, 2019 (collectively, the “Transaction”), which was accounted for as a business combination of entities under common control. We refer to certain results as “attributable to Hess Midstream LP,” which exclude (i) the noncontrolling interests in the Partnership retained by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners, (ii) the noncontrolling interests in the historical operating subsidiaries of the Partnership, and (iii) historical activity of HIP prior to its acquisition by the Partnership, which is included in “net parent investment.”

Ongoing Response to COVID-19

The safety of our workforce and the communities where we operate is our top priority. A cross-functional response team remains in place to coordinate our COVID-19 response from a health and safety perspective and to ensure that the detailed prevention protocols in place at all Hess Midstream assets are based on the most current recommendations by government and public health agencies. While the pandemic has not impacted our throughput volumes, earlier this month the decision was made to defer the planned maintenance turnaround at the Tioga Gas Plant (“TGP”) until 2021 to ensure its safe and timely execution in light of COVID-19.

Financial Results

Revenues and other income in the second quarter of 2020 were $269.8 million compared to $190.3 million in the prior-year quarter. Second quarter 2020 revenues included $46.0 million of pass-through rail transportation, electricity, produced water trucking and disposal costs and $3.1 million of shortfall fee payments related to minimum volume commitments compared to $26.4 million and $0.7 million, respectively, in the prior-year quarter. Revenues were up primarily attributable to higher throughput volumes and tariff rates. Total costs and expenses in the second quarter of 2020 were $138.0 million up from $99.1 million in the prior-year quarter, primarily attributable to higher pass-through rail transportation costs, maintenance expenditures on expanded infrastructure and initial costs related to the TGP turnaround originally scheduled for the third quarter of 2020 and now deferred until 2021.

Net income for the second quarter of 2020 was $107.8 million and net cash provided by operating activities for the quarter was $177.4 million.

Adjusted EBITDA for the second quarter of 2020 was $172.8 million. Relative to distributions, DCF for the second quarter of 2020 of $150.0 million resulted in an approximately 1.2x distribution coverage ratio. Free cash flow for the second quarter of 2020 was $94.0 million.

Operational Highlights

Throughput volumes were up in all segments in the second quarter of 2020 compared with the second quarter of 2019 driven by higher Hess production and placing the Little Missouri 4 gas processing plant in service in the third quarter of 2019. In the gathering segment, throughput volumes increased 29% for crude oil gathering, 19% for gas gathering, and 78% for water gathering. In the gas processing segment, throughput volumes increased 21%, and in the crude oil terminaling segment, throughput volumes increased 17%. Third parties comprised approximately 11% of gas and 8% of crude oil volumes for the second quarter of 2020.

Capital Expenditures

Capital expenditures for the second quarter of 2020 totaled $78.8 million, including $77.8 million of expansion capital expenditures and $1.0 million of maintenance capital expenditures. Capital expenditures in the prior-year quarter were $85.2 million, including $68.3 million of expansion capital expenditures, $16.0 million of equity investments associated with the LM4 gas processing plant, and $0.9 million of maintenance capital expenditures. The increase in expansion capital expenditures was primarily attributable to civil and field construction and fabrication activities for the planned expansion of TGP.

Quarterly Cash Distributions

On July 27, 2020, our general partner’s board of directors declared a cash distribution of $0.4363 per Class A share for the second quarter of 2020, an increase of 1.2% over the distribution for the prior quarter, which equals a 5% increase on an annualized basis. The distribution is expected to be paid on August 14, 2020 to shareholders of record as of the close of business on August 6, 2020.

Forecasts for 2021 and 2022

Hess Midstream is reaffirming its guidance of an expected 25% increase in Adjusted EBITDA in 2021 compared to full year 2020, driven by the annual tariff rate redetermination process at the end of 2020 and higher minimum volume commitments (“MVC”) in 2021.  As part of the annual tariff rate redetermination process that is expected at the end of 2020, tariff rates for 2021 and all forward years of the contract will be reset to maintain contractual return on capital deployed.  Based on the expected Adjusted EBITDA increase, expected expansion capital expenditures of approximately $100 million and considering the deferral of the TGP turnaround to 2021, Hess Midstream is reaffirming its forecast of $750 million of free cash flow in both 2021 and 2022 with revenues that are approximately 95% MVC protected as volumes are generally expected to be below MVC levels.  Hess Midstream is reaffirming its 5% annual distribution per share growth rate target through 2022. In both 2021 and 2022, Hess Midstream is reaffirming its expectation of increased distribution coverage of approximately 1.4x and is expecting to fully fund interest and distributions with free cash flow without any incremental debt or equity.

Updated 2020 Guidance

Hess Midstream is raising its full year 2020 guidance based on deferral of the TGP turnaround to 2021 and strong second quarter 2020 results as follows:

Year Ending
December 31, 2020
(Unaudited)
Financials (in millions)
Net income	$425 - 445
Adjusted EBITDA	$690 - 710
Distributable cash flow	$590 - 610
Expansion capital	$250
Maintenance capital	$10
Free cash flow	$430 - 450

Year Ending
December 31, 2020
(Unaudited)
Throughput volumes (in thousands)
Gas gathering - Mcf of natural gas per day	290 - 300
Crude oil gathering - barrels of oil per day	125 - 135
Gas processing - Mcf of natural gas per day	275 - 285
Crude terminals - barrels of oil per day	140 - 150
Water gathering - barrels of liquids per day	55 - 60

Investor Webcast

Hess Midstream will review second quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 6989866. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash, non‑recurring items, if applicable. “Distributable Cash Flow” or “DCF” is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. “Free cash flow” is defined as Adjusted EBITDA less capital expenditures, excluding acquisition capital expenditures. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, DCF and free cash flow to reported net income (GAAP) and net cash provided by operating activities (GAAP), are provided below.

	Second Quarter
	(unaudited)
	2020		2019(1)

(in millions, except ratio and per-share/limited partner unit data)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$107.8		$74.4
Plus:
Depreciation expense	38.9		35.4
Proportional share of equity affiliates' depreciation	1.2		-
Interest expense, net	23.3		16.8
Income tax expense (benefit)	1.7		-
Loss (gain) on sale of property, plant and equipment	(0.1)		-
Adjusted EBITDA	172.8		126.6
Less:
Interest, net	21.8
Maintenance capital expenditures	1.0
Distributable cash flow	$150.0
Less:
Adjusted EBITDA attributable to noncontrolling interest and net parent investment			102.4
Cash interest paid, net			0.3
Maintenance capital expenditures, net			0.6
Distributable cash flow, as previously reported(2)			$23.3

Reconciliation of Adjusted EBITDA, Distributable Cash Flow and free cash flow to net cash provided by operating activities:
Net cash provided by operating activities	$177.4		$149.2
Changes in assets and liabilities	(24.4)		(38.0)
Amortization of deferred financing costs	(1.7)		(1.3)
Proportional share of equity affiliates' depreciation	1.2		-
Interest expense, net	23.3		16.8
Earnings from equity investments	0.9		-
Distribution from equity investments	(3.8)		-
Other	(0.1)		(0.1)
Adjusted EBITDA	$172.8		$126.6
Less:
Interest, net	21.8
Maintenance capital expenditures	1.0
Distributable cash flow	$150.0
Less:
Adjusted EBITDA attributable to noncontrolling interest and net parent investment			102.4
Cash interest paid, net			0.3
Maintenance capital expenditures, net			0.6
Distributable cash flow, as previously reported(2)			$23.3
Adjusted EBITDA	$172.8		$126.6
Less:
Capital expenditures	78.8		85.2
Free cash flow	$94.0		$41.4
Distributed cash flow(2)	124.1		22.8
Distribution coverage ratio	1.2	x	1.0	x
Distribution per Class A share/limited partner unit	$0.4363		$0.3970

(1)   Prior period information has been retrospectively adjusted for the acquisition of Hess Infrastructure Partners LP.

(2) Distributable cash flow prior to the Transaction is calculated net of any amounts attributable to noncontrolling interest. Subsequent to the Transaction, Hess Midstream will generally make cash distributions to holders of Class A Shares and to holders of noncontrolling interest pro rata. Therefore, distributable and distributed cash flow subsequent to the Transaction includes amounts attributable to noncontrolling interest.

Guidance
Year Ending
December 31, 2020
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA, Distributable Cash Flow and free cash flow to net income:
Net income	$425 - 445
Plus:
Depreciation expense*	155
Interest expense, net	100
Income tax expense	10
Adjusted EBITDA	690 - 710
Less:
Interest, net, and maintenance capital expenditures	100
Distributable cash flow	590 - 610

Adjusted EBITDA	690 - 710
Less:
Capital expenditures	260
Free cash flow	430 - 450
*Includes proportional share of equity affiliates' depreciation

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; and future economic and market conditions in the oil and gas industry.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the direct and indirect effects of the COVID-19 global pandemic and other public health developments on our business and those of our business partners, suppliers and customers, including Hess; the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, NGLs and produced water we gather, process, terminal or store; fluctuations in the prices and demand for crude oil, natural gas and NGLs, including as a result of the COVID-19 global pandemic; changes in global economic conditions and the effects of a global economic downturn on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2020	2019(1)	2020
Statement of operations
Revenues
Affiliate services	$269.8	$190.2	$290.6
Other income	-	0.1	0.2
Total revenues	269.8	190.3	290.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	95.0	57.9	91.9
Depreciation expense	38.9	35.4	38.5
General and administrative expenses	4.1	5.8	7.6
Total costs and expenses	138.0	99.1	138.0
Income from operations	131.8	91.2	152.8
Income from equity investments	0.9	-	2.7
Interest expense, net	23.3	16.8	24.8
Gain from sale of property, plant and equipment	0.1	-	-
Income before income tax expense (benefit)	109.5	74.4	130.7
Income tax expense (benefit)	1.7	-	1.7
Net income	$107.8	$74.4	$129.0
Less: Net income (loss) attributable to net parent investment	-	(16.5)	-
Less: Net income attributable to noncontrolling interest	102.5	74.1	122.5
Net income attributable to Hess Midstream LP	5.3	16.8	6.5
Less: General partner's interest in net income	-	1.0	-
Limited partners' interest in net income	$5.3	$15.8	$6.5

Net income attributable to Hess Midstream LP per Class A share/limited partner unit:
Basic	$0.29		$0.37
Diluted	$0.29		$0.35
Net income attributable to Hess Midstream LP per limited partner unit (basic and diluted):
Common		$0.29
Subordinated		$0.29
Weighted average Class A shares outstanding subsequent to December 16, 2019:
Basic	18.0		18.0
Diluted	18.1		18.0
Weighted average limited partner units outstanding prior to December 16, 2019
Basic:
Common		27.3
Subordinated		27.3
Diluted:
Common		27.5
Subordinated		27.3

(1) Prior period information has been retrospectively adjusted for the acquisition of Hess Infrastructure Partners LP.

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2020	2019 (1)
Statement of operations
Revenues
Affiliate services	$560.4	$379.6
Other income	0.2	0.3
Total revenues	560.6	379.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	186.9	112.2
Depreciation expense	77.4	69.0
General and administrative expenses	11.7	11.7
Total costs and expenses	276.0	192.9
Income from operations	284.6	187.0
Income from equity investments	3.6	-
Interest expense, net	48.1	31.8
Gain on sale of property, plant and equipment	0.1	-
Income before income tax expense (benefit)	240.2	155.2
Income tax expense (benefit)	3.4	-
Net income	$236.8	$155.2
Less: Net income (loss) attributable to net parent investment	-	(31.0)
Less: Net income attributable to noncontrolling interest	225.0	151.3
Net income attributable to Hess Midstream LP	11.8	34.9
Less: General partner's interest in net income	-	1.8
Limited partners' interest in net income	$11.8	$33.1

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$0.66
Diluted:	$0.64
Net income attributable to Hess Midstream LP per limited partner unit (basic and diluted):
Common		$0.61
Subordinated		$0.61
Weighted average Class A shares outstanding subsequent to December 16, 2019
Basic	18.0
Diluted	18.1
Weighted average limited partner units outstanding prior to December 16, 2019
Basic:
Common		27.3
Subordinated		27.3
Diluted:
Common		27.5
Subordinated		27.3

(1) Prior period information has been retrospectively adjusted for the acquisition of Hess Infrastructure Partners LP.

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2020
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$136.4	$86.8	$46.6	$-	$269.8
Total revenues	136.4	86.8	46.6	-	269.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	39.5	29.0	26.5	-	95.0
Depreciation expense	23.7	11.2	4.0	-	38.9
General and administrative expenses	1.6	1.7	0.2	0.6	4.1
Total costs and expenses	64.8	41.9	30.7	0.6	138.0
Income (loss) from operations	71.6	44.9	15.9	(0.6)	131.8
Income from equity investments	-	0.9	-	-	0.9
Interest expense, net	-	-	-	23.3	23.3
Gain on sale of property, plant and equipment	0.1	-	-	-	0.1
Income before income tax expense (benefit)	71.7	45.8	15.9	(23.9)	109.5
Income tax expense (benefit)	-	-	-	1.7	1.7
Net income (loss)	71.7	45.8	15.9	(25.6)	107.8
Less: Net income (loss) attributable to noncontrolling interest	67.1	43.0	14.9	(22.5)	102.5
Net income (loss) attributable to Hess Midstream LP	$4.6	$2.8	$1.0	$(3.1)	$5.3

	Second Quarter 2019(1)
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$97.7	$67.5	$25.0	$-	$190.2
Other income	-	-	0.1	-	0.1
Total revenues	97.7	67.5	25.1	-	190.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	33.6	15.1	9.2	-	57.9
Depreciation expense	20.3	11.1	4.0	-	35.4
General and administrative expenses	2.0	1.0	0.2	2.6	5.8
Total costs and expenses	55.9	27.2	13.4	2.6	99.1
Income (loss) from operations	41.8	40.3	11.7	(2.6)	91.2
Interest expense, net	-	-	-	16.8	16.8
Net income (loss)	41.8	40.3	11.7	(19.4)	74.4
Less: Net income (loss) attributable to net parent investment	1.1	-	-	(17.6)	(16.5)
Less: Net income (loss) attributable to noncontrolling interest	32.6	32.3	9.2	-	74.1
Net income (loss) attributable to Hess Midstream LP	$8.1	$8.0	$2.5	$(1.8)	$16.8

(1) Prior period information has been retrospectively adjusted for the acquisition of Hess Infrastructure Partners LP.

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2020
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$141.6	$96.8	$52.2	$-	$290.6
Other income	-	0.2	-	-	0.2
Total revenues	141.6	97.0	52.2	-	290.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	40.4	24.2	27.3	-	91.9
Depreciation expense	23.3	11.2	4.0	-	38.5
General and administrative expenses	2.0	1.6	0.2	3.8	7.6
Total costs and expenses	65.7	37.0	31.5	3.8	138.0
Income (loss) from operations	75.9	60.0	20.7	(3.8)	152.8
Income from equity investments	-	2.7	-	-	2.7
Interest expense, net	-	-	-	24.8	24.8
Income before income tax expense (benefit)	75.9	62.7	20.7	(28.6)	130.7
Income tax expense (benefit)	-	-	-	1.7	1.7
Net income (loss)	75.9	62.7	20.7	(30.3)	129.0
Less: Net income (loss) attributable to noncontrolling interest	71.1	58.7	19.4	(26.7)	122.5
Net income (loss) attributable to Hess Midstream LP	$4.8	$4.0	$1.3	$(3.6)	$6.5

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2020	2019	2020

Throughput volumes
Gas gathering - Mcf of natural gas per day	307	258	336
Crude oil gathering - bopd	141	109	150
Gas processing - Mcf of natural gas per day	289	238	322
Crude terminals - bopd	144	123	163
NGL loading - blpd	14	15	15
Water gathering - blpd	66	37	54

		Six Months Ended June 30,
		2020	2019
Throughput volumes
Gas gathering - Mcf of natural gas per day		321	253
Crude oil gathering - bopd		145	110
Gas processing - Mcf of natural gas per day		305	237
Crude terminals - bopd		153	123
NGL loading - blpd		15	14
Water gathering - blpd		60	35